Sub-Item 77Q(1)(e):  Copies of any New or Amended Investment
Advisory Contracts

On July 29, 2013, the Trust and Driehaus Capital Management LLC entered into a Letter Agreement with respect to Driehaus Event Driven Fund, amending the terms of the Investment Advisory Agreement dated September 25, 1996, as amended. A copy of the Letter Agreement is incorporated herein by reference to Exhibit
(d)(xii) of Post-Effective Amendment No. 70 to Registrant's Registration Statement on Form N-1A filed with the SEC on August 1, 2013.

On November 4, 2013, the Trust and Driehaus Capital Management LLC entered into a Letter Agreement with respect to Driehaus Micro Cap Growth Fund, amending the terms of the Investment Advisory Agreement dated September 25, 1996, as amended. A copy of the Letter Agreement is incorporated herein by reference to Exhibit (d)(xiii) of Post-Effective Amendment No. 73 to Registrant's Registration Statement on Form N-1A filed with the SEC on November 5, 2013.

On August 26, 2013, the Trust and Driehaus Capital Management LLC entered into an Expense Limitation Agreement with respect to Driehaus Event Driven Fund. A copy of the Expense Limitation Agreement is incorporated herein by reference to Exhibit
(h)(xix) of Post-Effective Amendment No. 70 to Registrant's Registration Statement on Form N-1A filed with the SEC on August 1, 2013.

On November 18, 2013, the Trust and Driehaus Capital Management LLC entered into an Expense Limitation Agreement with respect to Driehaus Micro Cap Growth Fund. A copy of the Expense Limitation Agreement is incorporated herein by reference to Exhibit (h)(xx) of Post-Effective Amendment No. 73 to Registrant's Registration Statement on Form N-1A filed with the SEC on November 5, 2013.